Exhibit 23(d)

CONSENT OF ENGINEER

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of National Fuel Gas Company of our audit report for Seneca Energy Canada, Inc. dated October 15, 2004 and our estimate dated September 30, 2004, which appear in National Fuel Gas Company’s Annual Report on Form 10-K for the year ended September 30, 2004. We also consent to the reference to us under the heading “Experts” in such Prospectus.

RALPH E. DAVIS ASSOCIATES, INC.
/s/ Allen C. Barron
Allen C. Barron, P.E. President

Houston, Texas
March 29, 2005